EX-10.1

STOCK PURCHASE AGREEMENT

This AGREEMENT (the “Agreement”), dated as of April 4, 2023, by and between Cinedigm Corp., a Delaware corporation (the “Company”), and Christopher J. McGurk (the “Purchaser”).

WHEREAS, the Company desires to sell and the Purchaser desires to purchase one share of the Company’s Series B Preferred Stock, $.001 par value (the “Preferred Stock”), on the terms and conditions hereinafter set forth; and

WHEREAS, the Preferred Stock shall have the rights and preferences set forth in the Certificate of Designation of the Preferences, Rights and Limitations of Series B Preferred Stock filed by the Company with the Secretary of State of the State of Delaware on April 3, 2023 (the “Certificate of Designations”).

NOW, THEREFORE, in consideration of the mutual covenants and representations herein set forth, it is hereby agreed as follows:

1.
Purchase and Sale of Preferred Stock. Subject to the terms and conditions of this Agreement, the Company hereby agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Company, for an aggregate purchase price of Ten Thousand Dollars ($10,000) (the “Purchase Price”), one share of Preferred Stock (the “Share”).
2.
Closing. The closing (the “Closing”) of the purchase and sale of the Share by the Purchaser and the Company will occur concurrently with the date of this Agreement (the “Closing Date”).
3.
Closing Conditions. The Closing is subject to the following conditions being met the (the “Closing Conditions”):
a.
The accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchaser and the Company contained herein; and
b.
The delivery of the Purchase Price by the Purchaser to the Company by wire transfer or as otherwise agreed to by the Company and the Purchaser.
c.
The Company shall have filed the Certificate of Designations with the Secretary of State of the State of Delaware, and the Certificate of Designations shall remain in full force and effect as of the Closing.

Immediately after the Closing, the Company shall credit an account in Purchaser’s name evidencing the Share in book-entry form in the records of the Company.

4.
Representations and Warranties of Purchaser. The Purchaser hereby represents and warrants that as of the date hereof and as of the Closing Date:
a.
Own Account. The Purchaser understands that the Share is a “restricted security” and has not been registered under the Securities Act of 1933, as amended (the “Act”), or any applicable state securities law. The Purchaser is acquiring the Share for his own account and not with a view to or for distributing

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4878-5373-8071v.3" ""

or reselling such Shares or any part thereof in violation of the Act or any applicable state securities law, has no present intention of distributing the Share in violation of the Act or any applicable state securities law and has no arrangement or understanding with any other persons or entities regarding the distribution of such Shares (this representation and warranty not limiting the Purchaser’s right to sell the Share in compliance with applicable federal and state securities laws) in violation of the Act or any applicable state securities law.
b.
Purchaser Status. At the time the Purchaser was offered the Share, he was, and at the date hereof he is, an “accredited investor” as defined in Rule 501 under the Act. The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended.
c.
Experience of Such Purchaser. The Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Share, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Share and, at the present time, is able to afford a complete loss of such investment. The Purchaser has had access to information about the Company sufficient to make an investment decision with respect to the Share.
d.
General Solicitation. The Purchaser is not purchasing the Share as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.
e.
Authorization; Enforcement. The Purchaser has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out his obligations hereunder. The execution and delivery of this Agreement by the Purchaser and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Purchaser and no further action is required by the Purchaser. This Agreement has been duly executed by the Purchaser and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
5.
Representations and Warranties of Company. The Company hereby represents and warrants that as of the date hereof and as of the Closing Date:
a.
Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company or its board of directors in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4878-5373-8071v.3" ""

and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
b.
Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 4, no registration under the Act is required for the offer and sale of the Shares by the Company to the Purchaser as contemplated hereby.
c.
Validity of the Preferred Stock. The Share to be issued pursuant to this Agreement (a) has been duly authorized by the Company and, upon its issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and (b) will not, as of the date of issuance, be subject to any preemptive, participation, rights of first refusal or other similar rights.
6.
Securities Legend. Until such time as the Share shall has been transferred in accordance with an opinion of counsel satisfactory to the Company that registration under the Act is not required, a notation shall be made in the appropriate records of the Company with respect to the Share and the book entry record of the Share shall bear substantially the following legend or notation:

THE SECURITIES REPRESENTED HEREBY BY HAVE NOT BEEN REGISTERED with the securities and exchange commission or the securities commission of any state in reliance upon an exemption from registration under the securities act of 1933, as amended (the “Securities act”), and, accordingly, may not be offered or sold except pursuant to an effective registration statement under the SECURITIES act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the securities act and in accordance with applicable state securities laws as evidenced by a legal opinion of counsel to the transferor to such effect, the substance of which shall be reasonably ACCEPTABLE to the company.

7.
Voting Agreement. Purchaser hereby covenants and agrees to vote the Share (which shall have 1,800,000,000 votes) on any Reverse Stock Split Proposal (as defined in the Certificate of Designations) in the same proportion as shares of the Company’s Class A Common Stock are voted (excluding any shares of Class A Common Stock that are not voted, whether due to abstentions, broker non-votes are otherwise) on such proposal; provided, however, that unless and until at least one-third of the outstanding shares of Class A Common Stock on the record date set for the meeting of stockholders at which the Reverse Stock Split Proposal is presented are present in person or represented by proxy at such meeting, Purchaser will not vote the Share on such Reverse Stock Split Proposal.
8.
Acknowledgement. The Company and the Purchaser acknowledge that the Purchaser is indemnified by the Company for claims or losses resulting from actions taken by him pursuant to this Agreement, other than actions resulting from the

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4878-5373-8071v.3" ""

Purchaser’s gross negligence or willful misconduct, in accordance with the Company’s Fifth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date, to the fullest extent permitted by the Delaware General Corporation Law.
9.
Governing Law. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof to the extent that the application of the laws of another jurisdiction would be required thereby.
10.
Notice. Notice hereunder shall be deemed to have been duly given if in writing and delivered in person or by registered or certified mail, postage prepaid, return receipt requested, if to the Company, at its office at 244 Fifth Avenue, Suite M289, New York, NY 10001, Attn: General Counsel, or if to the Purchaser, at the address set forth on the signature page hereto (or at such other addresses as the parties may notify each other in accordance with the provisions of this Section 8).
11.
Entire Agreement; Amendment. This Agreement supersedes all prior written and oral agreements and understandings among the parties as to its subject matter and constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be modified, amended, terminated or any provision thereof waived in whole or in part except by a written agreement signed by the Company and the Purchaser.
12.
Waivers. No waiver hereunder shall (i) be valid unless in a writing signed by the waiving party, and (ii) be deemed a waiver of any subsequent breach or default of the same or a similar nature.
13.
Severability; Reformation. If any provision of this Agreement shall be determined by a court of law to be unenforceable for any reason, such unenforceability shall not affect the enforceability of any of the remaining provisions hereof; and this Agreement, to the fullest extent lawful, shall be reformed and construed as if such unenforceable provision, or part of a provision, had never been contained herein, and such provision or part reformed so that it would be enforceable to the maximum extent legally possible.
14.
Headings. Headings are for convenience only and are not deemed to be part of this Agreement.
15.
Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together, shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. A facsimile or .pdf signature, including signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), shall constitute an original signature for all purposes.

[SIGNATURE PAGE FOLLOWS]

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4878-5373-8071v.3" ""

IN WITNESS WHEREOF, this Agreement has been executed by the undersigned as of the date and year first above written.

CINEDIGM CORP.
By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	President, Chief Operating Officer, Secretary and General Counsel

CHRISTOPHER J. MCGURK
By:	/s/ Christopher J. McGurk
Name:	Christopher J. McGurk

Address for Notices:

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4878-5373-8071v.3" ""